Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-191881 and 333-202103 on Form S-3 and No. 333-126978 on Form S-8 of our report dated December 1, 2014, relating to the financial statements of PM Group S.p.A. included in this Current Report on Form 8-K/A.

/s/ Deloitte & Touche S.p.A.

Milan, Italy

March 26, 2015